[Letterhead of Minera Rio Tinto, S.A. de C.V.]

Sunburst Acquisition IV Inc.
Suite 300 - 541 Howe St.
Vancouver BC V6C2C

Dear Sirs:

Re: Joint Venture Agreement between Sierra Minerals & Mining Inc. and Minera Rio Tinto, S.A. de C.V. (the "Joint Venture Agreement")

This letter will confirm our agreement wherein, for good and valuable consideration, the receipt and sufficient of which is acknowledged by each of us, we have agreed to amend the Joint Venture Agreement so as to provide the date of the "Initial Investment" (as defined in the Joint Venture Agreement") provided for in Section 2.3(a) of the Joint Venture Agreement is extended to November 10th, 2004. We also confirm that Sunburst will have the obligation to secure a $2,000,000 line of credit by November 30th, 2004.

If Sunburst is unable to make the mentioned contribution on time, the provision stated on clause 3 will apply.

We confirm that the Joint Venture Agreement, amended as detailed above, continues in full force and effect.

Yours truly,

Dated the 1 day of October

Minera Rio Tinto, S.A. de C.V.


Pre: /s/ Mario Ayub
Mario Ayub - Administrador Unico